Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.333-15981 of Stage Stores, Inc. on Form S-8 of our report dated April 13, 2001 appearing in the Annual Report on Form 10-K of Stage Stores, Inc. for the year ended February 3, 2001.


Deloitte & Touche LLP

Houston, Texas
April 13, 2001